UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2005

CTI Group (Holdings) Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana		46033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-262-4582

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

CTI Group (Holdings) Inc. (the "Company") has previously reported in its current and periodic reports filed with the Securities and Exchange Commission that, on October 28, 2004, the Company entered into an Asset Purchase Agreement (the "Xila Agreement") with eGIX, Inc. ("eGIX"), whereby the Company agreed to sell substantially all of the assets and liabilities (the "Net Assets") of its wholly owned subsidiary XILA Communications, LLC ("Xila") to eGIX. Xila operates as a telecommunications carrier in the State of Indiana pursuant to the certificates of territorial authority issued by the Indiana Utility Regulatory Commission.

On January 21, 2005, after receiving the necessary regulatory approvals and consents as required under the Xila Agreement, the sale of the Net Assets was consummated, in connection with which the Company received the purchase price of $464,000 consisting of $180,000 cash payment and a non-interest bearing promissory note for $284,000. The promissory note is to be paid in twelve equal monthly installments of $15,000 following the closing, with a final balloon payment of $104,000 due thirty days thereafter. In connection with the closing, eGIX assigned and transferred the purchased Net Assets to its wholly owned subsidiary eGIX Network Services, Inc. eGIX and its wholly-owned subsidiaries are not affiliated with the Company. eGIX will provide telecommunication services to the Company. At the closing of the Xila Agreement the existing Service Agreement and Telecommunications Services Agreement were terminated. See the current report on Form 8-K filed by the Company on November 2, 2004 for the description of the terms and conditions of the Xila Agreement.

In connection with the Asset Purchase Agreement between the Company and CDS Holdings, LLC, dated December 31, 2003 and the February 2001 merger (the "Merger") of Centillion Data Systems, Inc. ("Centillion") with the Company, upon the closing of the sale of the Net Assets, Centillion stockholders and directors ("Centillion Affiliates") were entitled to the number of shares of Class A common stock determined by dividing the net proceeds received by the Company in the sale of the Assets by an amount equal to 88% of the average market value of a share of Class A common stock as of the date of such sale. Centillion Affiliates beneficially own, in the aggregate, the majority of the Company’s Class A and Class B common stock. Some of Centillion Affiliates also serve as directors of the Company. As a result of the consummation of the sale of the Net Assets, Centillion Affiliates received 1,140,564 shares of Class A common stock of the Company. Of the Class A common stock issued to Centillion Affiliates: i) 954,549 shares were issued to entities controlled by or affiliated with Mr.Osseiran, a director and majority shareholder of the Company; ii) 71,323 shares were issued directly to and to an entity affiliated with Mr. Garrison, the Company’s Chairman of the Board and iii) 37,442 shares were issued to employees all of whom are not deemed to be executive officers of the Company.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking” statements. The Company includes this cautionary statement regarding forward-looking statements for the express purpose of using protections of the safe-harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (ii) statements of plans and objectives of the Company or its management or Board of Directors; (iii) statements of future economic performance; (iv) statements of assumptions underlying other statements and statements about the Company and its business relating to the future; and (v) any statements using the words “anticipate”, “expect”, “may”, “project”, “intend”, “believes”, or similar expressions.

The Company’s ability to predict projected results or the effect of events on Company’s operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document. Factors that could affect the Company’s assumptions and predictions include, but are not limited to: the risk that the Company will not be able to attract and retain customers to purchase its products; the risk that the Company will not be able to commercialize and market products; results of research and development; technological advances by third parties; loss of major customers; competition; future capital needs of the Company; history of operating losses; dependence upon general economic and business conditions. You should not place any undue reliance on any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

January 27, 2005	By:	/s/ Manfred Hanuschek

Name: Manfred Hanuschek
Title: Chief Financial Officer